Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE1 Group 3
                             Payment Date 10/25/2001

Servicing Certificate
Beginning Pool Balance                                          27,083,244.48
Beginning PFA                                                            0.00
Ending Pool Balance                                             26,094,883.98
Ending PFA Balance                                                          -
Principal Collections                                              988,360.50
Principal Draws                                                             -
Net Principal Collections                                          988,360.50
Active Loan Count                                                       1,153

Interest Collections                                               204,371.31

Weighted Average Net Loan Rate                                       9.70000%
Substitution Adjustment Amount                                           0.00

Note Rate                                                             7.9500%

Term Notes                                 Amount         Factor
Beginning Balance                         26,188,656.34   0.5237731
Ending Balance                            25,200,295.84   0.5040059
Principal                                    988,360.50  19.7672100
Interest                                     173,499.85   3.4699970
Interest Shortfall                                 0.00   0.0000000
Security Percentage                             100.00%

Variable Funding Notes                                           Amount
Beginning Balance                                                        0.00
Ending Balance                                                           0.00
Principal                                                                0.00
Interest                                                                 0.00
Interest Shortfall                                                       0.00
Security Percentage                                                     0.00%


Certificates                                                        27,597.88



Beginning Overcollateralization Amount                             894,588.14
Overcollateralization Amount Increase (Decrease)                         0.00
Outstanding Overcollateralization Amount                           894,588.14
Overcollateralization Target Amount                                894,588.14

Credit Enhancement Draw Amount                                           0.00
Unreimbursed Prior Draws                                                 0.00


                                                        Number     Percent
                                              Balance  of Loans   of Balance
Delinquent Loans (30 Days)                 206,890.25     10        0.79%
Delinquent Loans (60 Days)                  51,475.23      3        0.20%
Delinquent Loans (90 Days)                  69,089.01      3        0.26%
Delinquent Loans (120 Days)                  4,937.67      1        0.02%
Delinquent Loans (150 Days)                 11,870.38      1        0.05%
Delinquent Loans (180+ Days)                19,588.14      1        0.08%
Foreclosed Loans                            31,458.52      2        0.12%
REO                                              0.00      0        0.00%

Delinquency Figures Include Foreclosures, REO and Bankruptcies

                                                            Liquidation To-Date
Beginning Loss Amount                                              164,092.88
Current Month Loss Amount                                                0.00
Current Month Principal Recovery                                         0.00
Net Ending Loss Amount                                             164,092.88

                                      Special Hazard      Fraud    Bankruptcy
Beginning Amount                                  0.00        0.00       0.00
Current Month Loss Amount                         0.00        0.00       0.00
Ending Amount                                        -           -          -

Liquidation Loss Distribution Amounts                                    0.00
Extraordinary Event Losses                                               0.00
Excess Loss Amounts                                                      0.00

Capitalized Interest Account
Beginning Balance                                                        0.00
Withdraw relating to prior month Collection Period                       0.00
Interest Earned (Zero, Paid to Funding Account)                         0.00
Total Ending Capitalized Interest Account Balance                        0.00
Interest Withdrawn for prior Collection Period                           0.00


Funding Account
Beginning Funding Account Balance                                           -
Funding Account balance sent to Noteholders                                 -
Payment for Additional Purchases                                            -
Ending Funding Account Balance                                              -
Interest Earned for current Collection Period                               -
Interest Withdrawn for prior Collection Period                              -

Prefunding Account
Beginning Balance                                                        0.00
Additional Purchases during Revolving Period                             0.00
Excess of Draws over Principal Collections                               0.00
Total Ending Balance                                                     0.00
Interest Earned for current Collection Period                            0.00
Interest Withdrawn for prior Collection Period                           0.00

Reserve Account
Beginning Balance                                                        0.00
Deposits to Reserve Account for current Payment Date                     0.00
Withdrawals from Reserve Account for current Payment Date                0.00
Total Ending Reserve Account Balance as of current Payment Date          0.00
Interest Earned for current Collection Period                            0.00
Interest Withdrawn for prior Collection Period                           0.00

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